Exhibit 99.1
FOR RELEASE MONDAY, AUGUST 16, 2010 AT 8 A.M. ET

Medco Contacts:		UBC Contact:
Investors:	Valerie Haertel	Annette Larkin
	(201) 269-5781	(703) 772-6427
	valerie_haertel@medco.com	annette.larkin@unitedbiosource.com

Media:	Lowell Weiner
(201) 269-6986
lowell_weiner@medco.com
Medco Announces Agreement to Acquire United BioSource Corporation: A Global Medical
Research and Scientific Services Leader to Advance Drug Safety and Knowledge
Combination creates a powerful, complementary engine for more rapidly advancing clinical insight and innovation through information services
•	Transaction Valued at approximately $730 million;

•	Expected to be Slightly Accretive to Medco Shareholders in 2011, Excluding One-Time Items and Amortization
FRANKLIN LAKES, N.J. and BETHESDA, M.D., August 16, 2010 — Medco Health Solutions, Inc. (NYSE: MHS) and United BioSource Corporation (UBC) today announced a definitive agreement under which Medco will acquire closely held UBC in an all-cash transaction valued at approximately $730 million. The combination of America’s leading advanced pharmacy with one of the world’s most respected sources of post-approval drug and device research extends Medco’s core capabilities in data analytics and research to further accelerate pharmaceutical knowledge — advancing patient safety and furthering evidence-based medicine.
With anticipated 2010 revenue of approximately $280 million, and with an annual growth rate of more than 20 percent, UBC is a leader in serving life sciences industry clients focused on developing scientific evidence to guide the safe, effective and affordable use of medicines. UBC is an information services business whose initiatives revolve around safety and risk management, as well as health economics and outcomes research, and have included large prospective safety studies, risk evaluation and mitigation studies (REMS), cost-benefit and cost-effectiveness evaluations, budget-impact modeling, and epidemiologic studies among the broad suite of services that it brings to its clients. UBC has the capacity to conduct post-approval research in strategic locations worldwide including the U.S., Europe, and Japan.
“To meet the three main objectives of national healthcare reform — improving quality and reducing costs in order to extend access — it is more critical than ever to ensure that our use of medicines is driven by scientific evidence and proven economic value. The acquisition of UBC represents Medco’s ongoing commitment to provide innovation and value in healthcare, extending our global footprint into the areas of health information technology, information services and research,” said David B. Snow Jr., Medco Chairman and CEO. “UBC’s products and services broaden the Medco portfolio consistent with our core mission of making medicine smarter through the generation, translation and application of evidence critical to the delivery of high-quality, cost-efficient care that improves patient outcomes.”

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The transaction, which will be funded through Medco’s free cash and existing debt facilities, is subject to customary regulatory approvals and is expected to close in the third quarter of 2010. The new business is expected to be slightly accretive to Medco shareholders in 2011, excluding one-time items and amortization.
“At UBC, our scientists are focused on delivering actionable evidence to guide the safe and effective use of biopharmaceuticals and enhance the quality and value of health care. The focus on evidence, value and real-world effectiveness research will remain a core focus of the UBC business,” said Ethan Leder, UBC CEO, who founded the company in 2003 with President and CFO, Mark Clein. “Medco provides our team of industry-leading experts with an array of exciting new resources to accelerate growth, including opportunities to collaborate with its clients and contribute to the mission of delivering the right drug to the right patient at the right time.”
Upon closing the transaction, UBC would become a wholly-owned subsidiary of Medco that will be run independently from Medco’s core business to ensure compliance with contractual requirements and client expectations.
“Prior to this transaction, we completed several meaningful studies with our clients to evaluate the impact of emerging technologies on health outcomes,” said Dr. Robert Epstein, Medco’s chief medical officer and president of the Medco Research Institute. “Based in strategic locations worldwide, the 1,500 employees of UBC have created a powerful, complementary engine for more rapidly advancing clinical insight, discovery and innovation in the areas of safety, economics and outcomes research. We are thrilled to have UBC join Medco in the pursuit of generating practical real-world evidence to inform clinical decision-making.”
Deutsche Bank Securities LLP and Lazard served as Medco’s financial advisors; J.P. Morgan Securities Inc. and Wells Fargo Securities served as UBC’s financial advisors. The law firms of Fried, Frank, Harris, Shriver & Jacobson LLP, as well as Howrey LLP, represented Medco; the law firm of Debevoise & Plimpton LLP represented UBC.
About Medco
Medco Health Solutions, Inc. (NYSE: MHS) is pioneering the world’s most advanced pharmacy® and its clinical research and innovations are part of Medco making medicine smarter™ for approximately 65 million members.
With more than 20,000 employees dedicated to improving patient health and reducing costs for a wide range of public and private sector clients, and 2009 revenues of nearly $60 billion, Medco ranks 35th on the Fortune 500 list and is named among the world’s most innovative, most admired and most trustworthy companies.
For more information, go to http://www.medcohealth.com.
About UBC
United BioSource Corporation (UBC) is a global scientific and medical affairs organization that partners with life science companies to develop and commercialize biopharmaceuticals, medical devices, and other health care products. We help deliver authoritative, real-world evidence to characterize product effectiveness, address safety risk, and demonstrate value. UBC brings together recognized scientific and industry experts, research operations professionals, and new technologies to provide innovative solutions across the product lifecycle. The company is headquartered in Bethesda, Maryland, with offices in North and South America, Europe and Asia. For more information about UBC, visit www.unitedbiosource.com.

Medco Announces Agreement to Acquire UBC Pg. 2
About the Medco Research Institute
Medco Research Institute™ is an evidence-based research organization focused solely on novel research, analytics and new discoveries that close the gap between scientific discovery and medical practice for improved patient outcomes and lower overall healthcare costs. More information about the Medco Research Institute’s peer-reviewed research can be found at www.medcoresearch.com.
Safe Harbor Statement
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future events. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements. The following factors, among others, could cause Medco’s actual results to differ from the results contemplated by these forward-looking statements: the possibility that the proposed transaction with UBC does not close, including due to the failure to obtain regulatory approvals of the transaction on the agreed upon terms and schedule; the risk that the businesses of UBC will not be integrated successfully; disruption from the transaction making it more difficult to maintain relationships with customers and employees; and the timing of the completion of the proposed transaction. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect our business described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission.
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